EX-23.1
           CONSENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC

                 Child, Van Wagoner & Bradshaw, PLLC
                     5296 S. Commerce Dr., #300
                     Salt Lake City, Utah 84107
                      Telephone (801) 281-4700
                      Facsimile (801) 281-4701

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
TBC Global News Network, Inc.

We hereby consent to the incorporation by reference of our report dated April 15, 2009, with respect to the financial statements of TBC Global News Network, Inc. (formerly known as GameZnFlix, Inc.) appearing in the
Annual Report on Form 10-K of TBC Global News Network, Inc. for the years ended December 31, 2008 and 2007, in the Registration Statement of
TBC Global News Network, Inc. on Form S-8 to be filed on or about October 8, 2009. We also consent to the use of our name and the references to us included in the registration statement.

/s/  Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
October 8, 2009